Exhibit 5.1

TROUTMAN SANDERS LLP
Attorneys at Law
5 Park Plaza
Suite 1400
Irvine, California 92614
949.622.2700 telephone
troutmansanders.com

October 3, 2014

U.S. Dry Cleaning Services Corporation

20250 Acacia Street, Suite 230

Newport Beach, CA 92660

Re:                             Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (Registration No. 333-198516), as amended (the “Registration Statement”), filed by U.S. Dry Cleaning Services Corporation (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) 2,300,000 shares (the “Shares”) of the Company’s common stock (including up to 300,000 Shares issuable upon exercise of an option granted to the underwriters by the Company), (ii) 2,300,000 warrants (including up to 300,000 warrants issuable upon exercise of an option granted to the underwriters by the Company) to purchase up to 2,300,000 shares of the Company’s common stock (the “Warrants,” and the shares of the Company’s common stock underlying the Warrants, the “Warrant Shares”) and (iii) a warrant to purchase up to 184,000 shares of the Company’s common stock issued to the representative of the underwriters (the “Representative’s Warrant,” and the shares of the Company’s common stock underlying the Representative’s Warrant, the “Representative’s Warrant Shares”). The Shares, the Warrants, the Warrant Shares, the Representative’s Warrant, and the Representative’s Warrant Shares shall be referred to herein collectively as the “Securities.” We understand that the Shares and Warrants are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form to be filed as an exhibit to the Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the sale of the Shares, Warrants and Representative’s Warrant and the registration of the Shares, Warrants (including the Warrant Shares), and the Representative’s Warrant (including the Representative’s Warrant Shares) by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                                      The Securities have been duly authorized for issuance by all necessary corporate action by the Company.

ATLANTA    BEIJING    CHICAGO    HONG KONG    NEW YORK    NORFOLK   ORANGE COUNTY   PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

2.                                      The Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

3.                                      Each Warrant, when issued and sold by the Company in accordance with the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

4.                                      The Warrant Shares (including the Warrant Shares underlying the Warrants issuable upon exercise of an option granted to the underwriters by the Company), when issued and sold by the Company in accordance with the Warrants, will be validly issued, fully paid and non-assessable.

5.                                      The Representative’s Warrant, when issued and sold by the Company in accordance with the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

6.                                      The Representative’s Warrant Shares, when issued and sold by the Company in accordance with the Representative’s Warrant, will be validly issued, fully paid, and non-assessable.

We are members of the Bar of the State of New York and this opinion is limited solely to the federal laws of the United States of America, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws), and, as to the Warrants and the Representative’s Warrant constituting valid and legally binding obligations of the Company, solely to the laws of the State of New York.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP